Exhibit 99.1
MediaAlpha Adds Bradley Hunt to Board of Directors

LOS ANGELES – March 31, 2025 – MediaAlpha, Inc. (NYSE: MAX) (“MediaAlpha” or the “Company”) today announced the appointment of Bradley Hunt to its Board of Directors.

A health insurance industry veteran, Mr. Hunt brings more than two decades of leadership and marketing experience to the MediaAlpha Board of Directors, including 18 years in a number of senior roles at UnitedHealth Group, Inc. ("UHG"). Most recently, Mr. Hunt served as CEO of UHG’s Optum Rx Home Delivery Pharmacy business. Prior to this, Mr. Hunt served as UHG’s Senior Vice President, Strategic Initiatives, supporting enterprise-wide programs, including marketing technology, and previously as Chief Marketing Officer, Government Programs, where he led omnichannel marketing initiatives for the Medicare, DSNP and ACA business units.
Kathy Vrabeck, Chair of MediaAlpha’s Board of Directors, commented, “We are thrilled to welcome Brad to the MediaAlpha Board. With his extensive experience in customer acquisition and marketing strategy, particularly in health insurance, we are confident that Brad’s unique expertise will help us advance our position in the markets we serve and enhance shareholder value for the long-term.”
Mr. Hunt said, "I am honored to join the MediaAlpha Board of Directors. I have long respected MediaAlpha for its culture of innovation, operational excellence, and dedication to partner success that have driven the Company to become a market leader. I am excited to help the Company achieve its strategic vision and deliver continued profitable growth in the years ahead.”
Mr. Hunt’s appointment is part of a Board transition following the Company’s ceasing to be a controlled company in May 2024. In connection with this transition, Jennifer Moyer, a member of the Board, has notified the Company that she will not stand for reelection at the end of her current term, which expires in May 2025.
Ms. Vrabeck added, “I want to thank Jen for her contributions to the Company during her time on the Board. Jen helped guide MediaAlpha from its IPO into the Company that it is today. I know I speak on behalf of the entire Board when I say that we have all benefited greatly from Jen’s dedicated service and leadership, and we wish her the very best.”

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,200 active partners, excluding our agent partners, we connect insurance carriers with online shoppers and generated nearly 119 million Consumer Referrals in 2024. Our programmatic advertising technology powered $1.5 billion in spend for 2024 on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s expectation of growth in Medicare Advantage, profitable revenue growth and enhanced shareholder value in the future. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 24, 2025. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Media Relations Contact:
PR@mediaalpha.com

Investor Contact:
Investors@mediaalpha.com